CUSIP No.: 543195101	Page 9 of 9 Pages

EXHIBIT A
JOINT FILING AGREEMENT
The undersigned hereby agree that the statement on Schedule 13G to which this Agreement is annexed as Exhibit A and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.
LONGVIEW INVESTORS LLC
	By:	/s/ Mark J. Horowitz
LARRY ROBBINS
	By:	/s/ Mark J. Horowitz
Mark J. Horowitz, attorney-in-fact for Larry Robbins
February 8, 2021